EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2002, except for Note 12, which is as of March 12, 2002, relating to the consolidated financial statements, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

February 14, 2003